UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2026
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On April 30, 2026, Eos Energy Enterprises, Inc. (“Eos” and, together with its subsidiaries, the “Company”) announced that, effective June 8, 2026, Alessandro Lagi will be the new Chief Financial Officer of the Company. In connection with Mr. Lagi’s appointment as Chief Financial Officer, Nathan Kroeker will cease serving as the interim Chief Financial Officer of the Company and will continue to serve as the Company’s Chief Commercial Officer.
Mr. Lagi, 50, served in various roles at Johnson Controls from 2022 to 2026, most recently as Global FP&A and Vector of Growth Finance Vice President at Johnson Controls and previously served as CFO and Finance VP of APAC (Asia Pacific) and of EMEALA (Europe, Middle East, Africa and Latin America). Prior to that, from 2019 to 2022 Mr. Lagi worked at Baker Hughes in roles of increasing responsibility, most recently serving as Oil Field Equipment Global CFO and Finance VP and from 2016 to 2019 Mr. Lagi served as Latin America CFO for BHGE. Mr. Lagi holds a Laurea Degree in Management and Finance with a major in Business Management at the University of Economics of Florence.
The terms of Mr. Lagi’s compensation as Chief Financial Officer are set forth in an employment agreement (the “Employment Agreement”) dated April 28, 2026, entered by and between the Company and Mr. Lagi in connection with the commencement of his employment with the Company. Pursuant to the Employment Agreement, Mr. Lagi will receive an annual base salary of $470,000 and a short-term annual incentive opportunity, with a target annual bonus opportunity set at 100% of Mr. Lagi’s annual base salary. Additionally, as an incentive for him to accept the Company’s offer, Mr. Lagi was promised an initial grant of Eos’ common stock with an aggregate dollar value of $2,000,000, which will be granted in the form of time-vesting restricted stock units that will vest in three equal annual installments on the first three anniversaries of the grant date. In addition, Mr. Lagi will be eligible to participate on an annual basis in the Company’s long-term incentive program (LTIP), which provides for annual equity awards to the Company’s senior executives with a target common stock equivalent to an aggregate dollar value of $1,000,000. All equity awards made to Mr. Lagi under the LTIP will be subject to substantially the same terms and conditions (including vesting and forfeiture conditions) that apply to equity awards granted to similarly situated senior leaders. Additionally, Mr. Lagi will be entitled to a one-time gross relocation allowance of $90,000 to cover miscellaneous relocation expenses and a gross monthly car allowance of $1,500. Mr. Lagi will also be entitled to participate in the Company’s benefit plans and programs that are generally available to the Company’s senior executives. In the event of Mr. Lagi’s termination by the Company without Cause or resignation for Good Reason (each as defined in the Employment Agreement) from the Company, he will be entitled to severance benefits, which include, salary continuation for 12 months, a pro-rata annual bonus for the year of termination (if the termination occurs after the end of March of the applicable year) and vesting of unvested equity awards as if Mr. Lagi remains employed by the Company for another 12-month following the termination (with any performance-based equity awards to continue to be subject to the applicable performance goals). Mr. Lagi is subject to certain post-termination restrictions, including a 12-month restriction on competition and solicitation of the Company’s employees and customers, as well as a perpetual non-disparagement restriction.
The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the complete terms and conditions of the Employment Agreement, a copy of which is furnished as Ex. 10.1 and incorporated herein by reference.
There are no arrangements or understandings between Mr. Lagi and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company, and no family relationships among any of the Company's directors or executive officers and Mr. Lagi. Mr. Lagi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

10.1	Employment Agreement, dated April 28, 2026, by and between the Company and Alessandro Lagi
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: April 30, 2026	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Interim Chief Financial Officer
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